FIFTEENTH JOINDER TO GLOBAL CUSTODY AGREEMENT

FIFTEENTH JOINDER (“Joinder”) to the GLOBAL CUSTODY AGREEMENT,

dated March 1, 2020, as amended, among each of the Customers listed on Annex B thereto (each a “Customer”) and JPMORGAN CHASE BANK, N.A (“J.P. Morgan”) as

amended from time to time (the “Agreement”) is made and entered into as of

April 1, 2026, and shall be effective as of April 1, 2026, between the New Customer

(as defined below) and J.P. Morgan.

W I T N E S S E T H:

WHEREAS, the Customers and J.P. Morgan entered into the Agreement;

WHEREAS, the entity listed on Annex 1 (the “New Customer”) hereto requests that J.P. Morgan provide custody services to it under the terms and conditions set forth in the Agreement;

WHEREAS, J.P. Morgan agrees to provide custody services to the New Customer pursuant to the terms and conditions set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1. Definitions. Unless otherwise defined herein, defined terms used in this Joinder shall have the meaning ascribed to such terms in the Agreement.

2. Joinder. The New Customer hereby agrees to be subject to and bound by the terms and conditions of the Agreement.

3. Amendments. The Agreement shall be amended as follows:

(A) Annex B of the Agreement is hereby amended and restated in its entirety by Annex 2 hereto.

(B) Except as amended by this Joinder, the Agreement shall remain in full force and effect.

4. Entire Agreement. This Joinder and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Joinder are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Joinder shall prevail as between the parties.

5. Counterparts. This Joinder may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Joinder by executing a counterpart and this Joinder shall not take effect until it has been executed by both parties.

6. Law and Jurisdiction. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

[ Signature page follows ]

IN WITNESS WHEREOF, the parties have executed this Joinder as of the date first above written.

JPMORGAN CHASE BANK, N.A.

By: /s/Carl Mehldau

Name: Carl Mehldau

Title: Executive Director

Date: April 1, 2026

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST on behalf of its series, FRANKLIN GOLD AND PRECIOUS METALS VIP FUND

By: /s/Navid J. Tofigh

Name: Navid J. Tofigh

Title: Vice President and Secretary

Date: March 25, 2026

Annex 1

Franklin Gold and Precious Metals VIP Fund

Annex 2

“ANNEX B TO THE GLOBAL CUSTODY AGREEMENT”

List of Customers

Customer	Jurisdiction

Franklin Templeton Variable Insurance Products Trust on behalf of its series:^

Templeton Developing Markets VIP Fund Templeton Foreign VIP Fund

Templeton Growth VIP Fund Franklin DynaTech VIP Fund

Franklin Growth and Income VIP Fund Franklin Global Real Estate VIP Fund Templeton Global Bond VIP Fund Franklin Income VIP Fund

Franklin U.S. Government Securities VIP Fund Franklin Rising Dividends VIP Fund

Franklin Small-Mid Cap Growth VIP Fund Franklin Large Cap Growth VIP Fund Franklin Mutual Global Discovery VIP Fund Franklin Mutual Shares VIP Fund

Franklin Small Cap Value VIP Fund Franklin Strategic Income VIP Fund Franklin Allocation VIP Fund

Franklin VolSmart Allocation VIP Fund Franklin Gold and Precious Metals VIP Fund*

United States
Templeton Funds on behalf of its series:^ Templeton World Fund Templeton Foreign Fund Templeton International Climate Change Fund	United States
Templeton Global Investment Trust on behalf of its series:^ Templeton Emerging Markets Small Cap Fund Templeton Frontier Markets Fund Templeton Global Balanced Fund	United States
Templeton Income Trust on behalf of its series:^ Templeton Global Bond Fund Templeton Emerging Markets Bond Fund Templeton International Bond Fund Templeton Global Total Return Fund	United States
Templeton Institutional Funds on behalf of its series:^ Foreign Smaller Companies Series International Equity Series Global Equity Series	United States

Customer	Jurisdiction

Institutional Fiduciary Trust on behalf of its series:^ Franklin Money Market Fund Money Market Portfolio	United States
Templeton Global Smaller Companies Fund^	United States
Templeton Growth Funds, Inc.^	United States
Templeton Emerging Markets Fund^	United States
Templeton Global Income Fund^	United States
Templeton Developing Markets Trust^	United States
Templeton Emerging Markets Income Fund^	United States
Templeton Dragon Fund, Inc.^	United States
Templeton China World Fund^	United States
Templeton Strategic Emerging Markets Fund III, L.P.	United States
Templeton Growth Fund II Limited	Cayman Islands
Templeton China Opportunities Fund, Ltd.	Cayman Islands
Templeton Strategic Emerging Markets Fund III, (Cayman) L.P.	Cayman Islands
Templeton Strategic Emerging Markets Fund IV LDC	Cayman Islands
Templeton Strategic Emerging Markets Fund III LDC	Cayman Islands
Templeton Global Advisors Ltd (Separate Account)	Bahamas
Franklin ETF Trust on behalf of its series:^ Franklin Equity Portfolio Fund Franklin Fixed Income Portfolio Fund	United States
Franklin OnChain U.S. Government Money Fund^	United States
Franklin Templeton SMACS: Series EM	United States
Franklin California Tax-Free Income Fund^	United States
Franklin California Tax Free Trust on behalf of its series^ Franklin California Intermediate-Term Tax-Free Income Fund	United States
Franklin Custodian Funds on behalf of its series^ Franklin U.S. Government Securities Fund Franklin Growth Fund Franklin Utilities Fund Franklin DynaTech Fund Franklin Income Fund	United States
Franklin Federal Tax-Free Income Fund^	United States
Franklin Floating Rate Master Trust on behalf of its series^ Franklin Floating Rate Master Series	United States

Customer	Jurisdiction
Franklin Floating Rate Income Fund

Franklin Fund Allocator Series on behalf of its series:^

Franklin Corefolio Allocation Fund Franklin Global Allocation Fund Franklin Conservative Allocation Fund Franklin Moderate Allocation Fund Franklin Growth Allocation Fund

Franklin LifeSmart 2020 Retirement Target Fund Franklin LifeSmart 2025 Retirement Target Fund Franklin LifeSmart 2030 Retirement Target Fund Franklin LifeSmart 2035 Retirement Target Fund Franklin LifeSmart 2040 Retirement Target Fund Franklin LifeSmart 2045 Retirement Target Fund Franklin LifeSmart 2050 Retirement Target Fund Franklin LifeSmart 2055 Retirement Target Fund Franklin LifeSmart 2060 Retirement Target Fund Franklin LifeSmart Retirement Income Fund Franklin U.S. Core Equity (IU) Fund

Franklin International Core Equity (IU) Fund

Franklin Emerging Market Core Equity (IU) Fund

United States
Franklin Global Trust on behalf of its series^ Franklin Emerging Market Debt Opportunities Fund Franklin International Growth Fund	United States
Franklin Gold And Precious Metals Fund^	United States
Franklin High Income Trust on behalf of its series:^ Franklin High Income Fund	United States

Customer	Jurisdiction

Franklin Investors Securities Trust on behalf of its series^

Franklin Total Return Fund

Franklin Floating Rate Daily Access Fund Franklin Managed Income Fund

Franklin Low Duration Total Return Fund

Franklin Adjustable U.S. Government Securities Fund Franklin Equity Income Fund

Franklin Convertible Securities Fund

United States
Franklin Limited Duration Income Trust^	United States
Franklin Managed Trust on behalf of its series:^ Franklin Rising Dividends Funds	United States
Franklin Municipal Series Trust on behalf of its series:^ Franklin California High Yield Municipal Fund	United States

Franklin Mutual Series Funds on behalf of its series^

Franklin Mutual Beacon Fund

Franklin Mutual Global Discovery Fund Franklin Mutual European Fund Franklin Mutual Quest Fund

Franklin Mutual Shares Fund

Franklin Mutual Financial Services Fund

United States
Franklin New York Tax-Free Income Fund^	United States
Franklin New York Tax Free Trust on behalf of its series^ Franklin New York Intermediate-Term Tax-Free Income Fund	United States
Franklin Real Estate Securities Trust on behalf of its series^ Franklin Real Estate Securities Fund	United States
Franklin Strategic Mortgage Portfolio^	United States
Franklin Strategic Series on behalf of its series^ Franklin Strategic Income Fund Franklin Small-Mid Cap Growth Fund	United States

Customer	Jurisdiction

Franklin Biotechnology Discovery Fund Franklin Natural Resources Fund Franklin Growth Opportunities Fund Franklin Small Cap Growth Fund Franklin Templeton SMACS Series CH Franklin Templeton SMACS Series E Franklin Templeton SMACS Series H Franklin Templeton SMACS Series I Franklin Templeton SMACS: Series C Franklin Templeton SMACS: Series CP

Franklin Tax Free Trust on behalf of its series^ Franklin Massachusetts Tax-Free Income Fund Franklin Michigan Tax-Free Income Fund Franklin Minnesota Tax-Free Income Fund Franklin Ohio Tax-Free Income Fund

Franklin Colorado Tax-Free Income Fund Franklin Georgia Tax-Free Income Fund Franklin Pennsylvania Tax-Free Income Fund Franklin High Yield Tax-Free Income Fund Franklin Federal Limited-Term Tax-Free Fund Franklin Missouri Tax-Free Income Fund Franklin Oregon Tax-Free Income Fund Franklin Virginia Tax-Free Income Fund Franklin Alabama Tax-Free Income Fund Franklin Connecticut Tax-Free Income Fund Franklin Louisiana Tax-Free Income Fund Franklin Maryland Tax-Free Income Fund

Franklin North Carolina Tax-Free Income Fund

United States

Customer	Jurisdiction

Franklin New Jersey Tax-Free Income Fund Franklin Arizona Tax-Free Income Fund Franklin Federal Intermediate-Term Tax-Free Income Fund
Franklin Universal Trust^	United States
Franklin U.S. Government Money Fund on behalf of its series^ Franklin U.S. Government Money Fund	United States
Franklin Value Investors Trust on behalf of^ Franklin Mutual U.S. Mid Cap Value Fund Franklin Microcap Value Fund Franklin Small Cap Value Fund	United States
The Money Market Portfolios on behalf of its series^ The U.S. Government Money Market Portfolio	United States

Franklin Templeton Cayman SPC Fund Franklin USD Diversified Bond VI 2024 SP Franklin USD Diversified Fixed Tenure Bond SP Franklin USD Diversified Bond VII 2024 SP

Franklin USD Diversified Fixed Tenure Bond Series II SP Franklin K2 Athena Risk Premia Enhanced SP

Putnam U.S. Core Equity Fund SP

Cayman Islands
Franklin USD Diversified Bond IV 2024 Fund	Cayman Islands
Franklin Templeton U.S. Government Securities II Limited	Bermuda
Alternative Strategies (FT) LTD.	Cayman Island
Franklin Long Duration Credit Fund	United States
Putnam California Tax Exempt Income Fund	United States
Putnam Convertible Securities Fund	United States
Putnam Diversified Income Trust	United States

Customer	Jurisdiction

Putnam Asset Allocation Funds, on behalf of its series

Putnam Dynamic Asset Allocation Balanced Fund Putnam Dynamic Asset Allocation Conservative Fund Putnam Dynamic Asset Allocation Growth Fund

Putnam Multi-Asset Income Fund

United States

Putnam Funds Trust, on behalf of its series

Putnam Core Bond Fund Putnam Core Equity Fund

Putnam Dynamic Asset Allocation Equity Fund Putnam Emerging Markets Equity Fund Putnam Floating Rate Income Fund

Putnam Focused Equity Fund Putnam Global Technology Fund

Putnam Intermediate-Term Municipal Income Fund Putnam International Value Fund

Putnam Mortgage Opportunities Fund Putnam Short Duration Bond Fund Putnam Short Term Investment Fund

Putnam Short-Term Municipal Income Fund Putnam Small Cap Growth Fund

Putnam Ultra Short Duration Income Fund Putnam Ultra Short MAC Series

United States
Putnam Focused International Equity Fund	United States
George Putnam Balanced Fund	United States
Putnam Global Health Care Fund	United States
Putnam Global Income Trust	United States
Putnam High Yield Fund	United States
Putnam Income Fund	United States

Customer	Jurisdiction

Putnam International Equity Fund	United States

Putnam Investment Funds, on behalf of its series

Putnam Government Money Market Fund Putnam International Capital Opportunities Fund Putnam Large Cap Growth Fund

Putnam Research Fund Putnam Small Cap Value Fund

Putnam Sustainable Future Fund

United States
Putnam Large Cap Value Fund	United States
Putnam Managed Municipal Income Trust	United States
Putnam Massachusetts Tax Exempt Income Fund	United States
Putnam Master Intermediate Income Trust	United States
Putnam Minnesota Tax Exempt Income Fund	United States
Putnam Money Market Fund	United States
Putnam Mortgage Securities Fund	United States
Putnam Municipal Opportunities Trust	United States
Putnam New Jersey Tax Exempt Income Fund	United States
Putnam New York Tax Exempt Income Fund	United States
Putnam Ohio Tax Exempt Income Fund	United States
Putnam Pennsylvania Tax Exempt Income Fund	United States
Putnam Premier Income Trust	United States
Putnam Sustainable Leaders Fund	United States

Putnam Target Date Funds, on behalf of its series

Putnam Retirement Advantage Maturity Fund Putnam Retirement Advantage 2065 Fund Putnam Retirement Advantage 2060 Fund Putnam Retirement Advantage 2055 Fund

Putnam Retirement Advantage 2050 Fund

United States

Customer	Jurisdiction

Putnam Retirement Advantage 2045 Fund Putnam Retirement Advantage 2040 Fund Putnam Retirement Advantage 2035 Fund Putnam Retirement Advantage 2030 Fund Putnam Retirement Advantage 2025 Fund Putnam Sustainable Retirement Maturity Fund Putnam Sustainable Retirement 2065 Fund Putnam Sustainable Retirement 2060 Fund Putnam Sustainable Retirement 2055 Fund Putnam Sustainable Retirement 2050 Fund Putnam Sustainable Retirement 2045 Fund Putnam Sustainable Retirement 2040 Fund Putnam Sustainable Retirement 2035 Fund Putnam Sustainable Retirement 2030 Fund

Putnam Sustainable Retirement 2025 Fund

Putnam Tax Exempt Income Fund	United States
Putnam Tax-Free Income Trust, on behalf of its series Putnam Strategic Intermediate Municipal Fund Putnam Tax-Free High Yield Fund	United States

Putnam Variable Trust, on behalf of its series

Putnam VT Core Equity Fund Putnam VT Diversified Income Fund

Putnam VT Emerging Markets Equity Fund Putnam VT Focused International Equity Fund Putnam VT George Putnam Balanced Fund Putnam VT Global Asset Allocation Fund Putnam VT Global Health Care Fund

Putnam VT Government Money Market Fund

Putnam VT High Yield Fund

United States

Customer	Jurisdiction

Putnam VT Income Fund

Putnam VT International Equity Fund Putnam VT International Value Fund Putnam VT Large Cap Growth Fund Putnam VT Large Cap Value Fund Putnam VT Mortgage Securities Fund Putnam VT Research Fund

Putnam VT Small Cap Growth Fund Putnam VT Small Cap Value Fund Putnam VT Sustainable Future Fund

Putnam VT Sustainable Leaders Fund

Franklin Dynamic Asset Allocation Balanced Ltd., a subsidiary of Putnam Dynamic Asset Allocation Balanced Fund	Cayman Islands
Franklin Dynamic Asset Allocation Growth Ltd., a subsidiary of Putnam Dynamic Asset Allocation Growth Fund	Cayman Islands
Franklin Dynamic Asset Allocation Conservative Ltd., a subsidiary of Putnam Dynamic Asset Allocation Conservative Fund	Cayman Islands
Franklin Multi-Asset Income Ltd., a subsidiary of Putnam Multi-Asset Income Fund	Cayman Islands
Franklin Templeton Qatar Equity Fund	Cayman Islands

*Denotes a Customer added through this Joinder.

^Denotes a Customer that is a party to the Mutual Fund Rider to the Global Custody Agreement